As filed with the Securities and Exchange Commission on February 12, 2021

Registration No. 333-223550

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BGC PARTNERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4063515
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

499 Park Avenue

New York, New York 10022

(212) 610-2200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen M. Merkel

Executive Vice President and General Counsel

BGC Partners, Inc.

499 Park Avenue

New York, New York 10022

(212) 610-2200

(212) 829-4708 fax

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christopher T. Jensen

George G. Yearsich

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6000

Fax: (212) 309-6001

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

BGC Partners, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-223550) (the “Registration Statement”) in connection with the conversion of the Registration Statement from an automatic shelf registration statement to a non-automatic shelf registration statement in anticipation of the Company’s filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The Registration Statement was filed on March 9, 2018 to register the offer and sale of $300 million of Class A common stock of the Company. The entire filing fee for the $300 million of Class A common stock was paid in full at that time. The Registration Statement, including the prospectus contained therein, includes all information required by Rule 430B under the Securities Act of 1933, as amended, and no changes need to be made to the Registration Statement in order to comply with Rule 430B or to meet the requirements for non-automatic shelf registration statements under Form S-3.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BGC Partners, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on February 12, 2021.

BGC PARTNERS, INC.

/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant, BGC Partners, Inc., in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ Howard W. Lutnick Howard W. Lutnick	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 12, 2021

/s/ Steven Bisgay Steven Bisgay	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 12, 2021

* Linda A. Bell	Director	February 12, 2021

* Stephen T. Curwood	Director	February 12, 2021

* William J. Moran	Director	February 12, 2021

* David P. Richards	Director	February 12, 2021

*By:	/s/ Howard W. Lutnick
Howard W. Lutnick
Attorney-in-Fact

[Signature Page to Post-Effective Amendment No. 1 to Form S-3]